Exhibit 99.1

NEWS RELEASE for May 10, 2007

Contact:	World Fuel Services Corporation	World Fuel Services Corporation
	Ira M. Birns	Francis X. Shea
	(305) 428 8000	(305) 428 8000
	ibirns@wfscorp.com	fshea@wfscorp.com

WORLD FUEL SERVICES CORPORATION CONFERENCE CALL ADVISORY

PREVIOUSLY SCHEDULED CONFERENCE CALL RESCHEDULED

FOR 8:30AM EDT, FRIDAY, MAY 11

MIAMI (May 10, 2007) … World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team to discuss the Company’s results for the first quarter of fiscal year 2007.

WHEN:	Friday, May 11, 2007, at 8:30 AM EDT

DIAL-IN NUMBER:	(866) 621 0089 (within the US and Canada) / (706) 758 3183 (International); use conference ID # 7448010.

REPLAY NUMBER:	(800) 642 1687 (within the US and Canada) / (706) 645 9291 (International); use conference ID # 7448010. The replay will be available shortly after the live call, and will be available for seven days, through May 18, 2007.
WEB CAST: The live web cast may be accessed by visiting the Company’s web site at www.wfscorp.com and clicking on the web cast icon.

Web participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

The online archive will be available immediately after the call, and will remain available until June 30, 2007.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine, aviation and land fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports, seaports and tanker truck loading terminals worldwide. With 43 offices (including satellite offices) strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers are primarily petroleum distributors. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

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